Exhibit 99.1

Banks.com, Inc. Reports Third Quarter 2009 Financial Results

SAN FRANCISCO – November 12, 2009 – Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced its results for the third quarter of 2009.

Financial Highlights

For the third quarter of 2009, Banks.com, Inc. (the “Company”, “Banks.com”) reported revenue of $2.6 million compared to revenue of $1.4 million reported for the third quarter of 2008. GAAP1 net income was $326 thousand or $0.01 per diluted share versus a GAAP net loss of $956 thousand or $0.04 per diluted share for the third quarter of 2008. Adjusted EBITDA2 was $546 thousand for the third quarter of 2009, compared to Adjusted EBITDA of negative $579 thousand for the third quarter of 2008.

“I am pleased with our third quarter performance as we delivered financial results at the high end of both our forecasted revenue and EBITDA ranges. Additionally, the significant improvement in our quarterly results compared to the same period a year ago reflects the results of our continuing efforts to improve our business model and strategy.” said Dan O’Donnell, Chief Executive Officer of Banks.com. “We continue to make good progress in expanding our advertising distribution network and enhancing our content and services on the Banks.com domain, particularly on the Banks.com Tax Center. We believe these efforts leave us well positioned for the upcoming tax season.”

Select Business Highlights

•	Launched a new Tax Preparer Directory on the Banks.com Tax Center to assist individuals searching for local tax preparers.

•	Rolled out individual State Tax Guides and Tax Form Center on the Banks.com Tax Center.

[1]	Generally accepted accounting principles in the United States of America.

[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

•	Launched four new distribution partners on our advertising network increasing our traffic volumes by approximately 25%.

•	Received notice from the NYSE Amex indicating that the Company has resolved the continued listing deficiency identified in the Exchange’s letter to the Company dated October 10, 2008.

•	As of September 30, 2009, have paid off approximately 62% of the original $7 million principal balance on the Company’s 13.50% Senior Subordinated Notes due June 30, 2010.

Fourth Quarter 2009 Business Outlook

•	For the fourth quarter of 2009, the Company expects revenue to be in the range of $2.4 million to $2.7 million.

•	For the fourth quarter of 2009, the Company expects Adjusted EBITDA to be in the range of $400 thousand to $600 thousand.

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its third quarter 2009 results. To listen to the call and have the opportunity to ask questions, please dial 866-730-5767 (domestic) or 857-350-1591 (International) five to ten minutes before the call and reference the Passcode 50525343. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing Passcode 58495528. Questions for the conference call will also be taken via email at: stockwatch@banks.com and can be sent any time prior to the conference call’s starting time. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: www.Banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, management’s expectations regarding our financial results for the fourth quarter of 2009, the effect of recent events, the success of our Tax Preparer Directory, our ability to maintain compliance with NYSE Amex continued listing standards, our ability to repay our indebtedness, and the outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, slowdown in the financial services vertical; market acceptance of the enhanced version of the

Banks.com website; introduction of additional competitors in the Internet search services space; diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; the stability of our infrastructure; and continued weak economic conditions. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com, Inc. operates an Internet media property that provides targeted online advertising and services in the financial services sector. Through the Banks.com network, the Company provides access to financial content, including financial news, blogs, business articles, interest-rate tables, stock quotes, stock tracking and financial calculators. It also provides users access to online financial services, including tax preparation through the Banks.com Tax Center and stock brokerage through MyStockFund.com, its online broker-dealer subsidiary. In addition to Banks.com, it operates other search related websites including Look.com. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2009	2008

Revenues	$2,583	$1,363

Cost of revenues	1,032	548

Gross profit	1,551	815

Operating expenses:
Sales and marketing expense	237	233
General and administrative expense	505	1,749

Total operating expenses	742	1,982

Earnings (loss) from operations	809	(1,167)

Interest expense	233	282

Earnings (loss) before income taxes (benefit)	576	(1,449)

Income taxes (benefit)	250	(493)

Net earnings (loss)	$326	$(956)

Basic earnings (loss) per common share	$0.01	$(0.04)

Diluted earnings (loss) per common share	$0.01	$(0.04)

	Nine Months Ended September 30,
	2009	2008

Revenues	$8,468	$9,542

Cost of revenues	2,936	4,487

Gross profit	5,532	5,055

Operating expenses:
Sales and marketing expense	609	884
General and administrative expense	3,262	6,227

Total operating expenses	3,871	7,111

Earnings (loss) from operations	1,661	(2,056)

Interest expense	940	878

Earnings (loss) before income taxes (benefit)	721	(2,934)

Income taxes (benefit)	330	(934)

Net earnings (loss)	$391	$(2,000)

Basic earnings (loss) per common share	$0.01	$(0.08)

Diluted earnings (loss) per common share	$0.01	$(0.08)

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
Assets

Current assets:
Cash	$342	$479
Accounts receivable	1,578	747
Prepaid expenses and other	268	253
Refundable income taxes	-	1,331
Deferred income taxes	285	78

Total current assets	2,473	2,888

Property and equipment, net	768	1,065
Debt issuance costs, net	264	493
Patents and trademarks, net	28	31
Domains, net	11,160	11,937
Other intangible assets, net	812	998
Other assets	-	125
Deferred income taxes	501	789

Total Assets	$16,006	$18,326

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	1,076	544
Accrued liabilities	601	532
Accrued contributions	-	764
Deferred revenue	4	4
Notes payable, net of discount	2,525	5,517

Total current liabilities	4,206	7,361

Total liabilities	4,206	7,361

Stockholders’ equity:
Preferred stock	3	-
Common stock	26	25
Additional paid-in capital	10,779	10,316
Retained earnings	992	624

Total stockholders’ equity	11,800	10,965

Total Liabilities and Stockholders’ Equity	$16,006	$18,326

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Adjusted Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2009	2008

Net earnings (loss)	$326	$(956)

Income taxes (benefit)	250	(493)

Earnings (loss) before income taxes	576	(1,449)

Interest expense	233	282

Earnings (loss) from operations	809	(1,167)

Depreciation	116	123

Amortization	322	338

Stock compensation expense	63	127

Employee stock ownership plan contribution accrual (reversal)	(764)	-

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$546	$(579)

	Nine Months Ended September 30,
	2009	2008

Net earnings (loss)	$391	$(2,000)

Income taxes (benefit)	330	(934)

Earnings (loss) before income taxes	721	(2,934)

Interest expense	940	878

Earnings (loss) from operations	1,661	(2,056)

Depreciation	355	353

Amortization	966	1,005

Stock compensation expense	213	387

Employee stock ownership plan contribution accrual (reversal)	(764)	-

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$2,431	$(311)